UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 2, 2010

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES

GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 2, 2010, The PNC Financial Services Group, Inc. (“PNC”) issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that it plans to repay the entire investment (of approximately $7.6 billion) provided to PNC under the Troubled Asset Relief Program, that it plans to offer $3.0 billion of its common stock and that it has signed a definitive agreement to sell PNC Global Investment Servicing. In addition, certain presentation materials relating to PNC’s February 2, 2010 conference call to discuss the foregoing are attached as Exhibit 99.2.

The information furnished in this Item 7.01 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed or furnished pursuant to the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document.

Item 2.02	Results of Operations and Financial Condition.

The information described in Item 7.01 above is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits listed on the Exhibit Index accompanying this Form 8-K are furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)

Date: February 2, 2010	By:	/s/ Samuel R. Patterson

Samuel R. Patterson
Controller

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release, dated February 2, 2010	Furnished herewith.

99.2	Company Presentation, dated February 2, 2010	Furnished herewith.

4